                                                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 29, 2003, except for Note 2 as to which the date is January 9, 2004, on the financial statements of TRW Automotive Inc., in
Amendment No. 8 to the Registration Statement (Form S-1 No. 333-110513) on Form
S-1 dated January 30, 2004 and related Prospectus of TRW Automotive Holdings
Corp. for the registration of shares of its common stock.

                                                         /s/ Ernst & Young LLP

Troy, Michigan
January 29, 2004